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                                  EXHIBIT 99.1


IXC                                                                NEWS RELEASE


                          BENJAMIN L. SCOTT TO BECOME
                      NEW CEO OF IXC COMMUNICATIONS, INC.


     AUSTIN, Texas, September 30, 1997 - IXC Communications, Inc. (NASDAQ:
IIXC), one of the fastest-growing U.S. telecommunications companies today announced that Benjamin L. Scott, 47, will become the new President and Chief Executive Officer of the Company. Mr. Scott will join the company in October and will also become a member of its Board of Directors. Ralph J. Swett, 63, the Company's President and Chief Executive Officer since 1992, will continue in a leadership role at the Company as its Chairman of the Board.

     With more than twenty-six years of telecommunications experience, Mr. Scott currently serves as President and Chief Executive Officer of PrimeCo Personal Communications, L.P. in Dallas, Texas, the PCS joint venture among Bell Atlantic, US West, and Airtouch. At PrimeCo, Mr. Scott was responsible for the largest wireless business launch in history. PrimeCo is nearing the end of its first year of successful operation, punctuated by the introduction of innovative new services and dramatic customer growth. Prior to joining PrimeCo, Mr. Scott spent four years with Bell Atlantic, most recently as President and Chief Executive Officer of Bell Atlantic International Wireless and previously had over twenty years experience with AT&T Corporation with his last assignment as President and Chief Executive Officer of AT&T Canada.

     "Ben Scott possesses the experience, ability, and vision to lead IXC through its continuing rapid growth and its emergence as a major national telecommunications provider," said Ralph Swett. "He has performed successfully in a number of senior telecommunication executive roles with AT&T. Bell Atlantic and, most recently, as CEO of PrimeCo. Ben has demonstrated the ability to lead strong management teams in a rapidly changing industry. We think he is an ideal fit for IXC as it continues its rapid network expansion and moves into the switched products, data and Internet businesses. Ben brings a strong focus on systems performance, marketing excellence and the highest customer service standards, which will complement the strengths of our existing senior management group. Together, they will form the team that will successfully move IXC into the next millennium."

     "I am honored to have the opportunity to join IXC at this important point in its history, and to have the opportunity to work with a highly qualified management team," said Mr. Scott. "On a global basis, the telecommunications industry is changing at lightning speed, creating an abundance of new opportunities. IXC is uniquely positioned, with an extraordinary asset in its rapidly expanding, state-of-the-art fiber optic network, which will allow IXC to capitalize on the many areas for growth and profitability that abound in the telecommunications field. I look



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forward to working with IXC's talented executives, getting to know IXC's people and customers, and together building IXC into one of the leading telecommunications companies of the 21st century."

Mr. Scott and his wife Gayle, who currently live in Dallas, will be relocating to Austin.

Austin, Texas-based IXC Communications, Inc. is one of the United States' largest suppliers of voice, data and multimedia transmission services. The Company owns and operates one of the newest nationwide digital networks and makes network capacity available to local telephone companies, national and regional long-distance carriers, cable and utility companies, and Internet Service Providers. IXC offerings include private line, broadband, and switched and dedicated inbound and outbound calling products, and calling card and debit card services. IXC is a publicly traded company listed on NASDAQ under the symbol IIXC. IXC's Web site is located at www.ixc-comm.net.



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Investor Contact:                            Media Contact
James F. Guthrie                             Meri Braziel
Executive Vice President                     Senior Vice President of Marketing
Chief Financial Officer                      (512) 433-3535
(512) 427-3731                               mbraziel@ixc-comm.net
jguthrie@ixc-comm.net



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